Stenvi Steel Co. Ltd.
63 Minglehaze Drive
Toronto, Ontario
M9V 4W6

March 10, 2010

RE: Lease Agreement between STENVI STEEL CO. LTD. (The Landlord) and D & R TECHNOLOGY INC. (The Tenant) which matures July 31, 2010.

I, D & R TECHNOLOGY INC. wish to pick up my three (3) year option to renew effective August 1, 2010 with the same terms and conditions in the original lease dated July 1, 2007 with the following rental structure:

YEAR	ANNUAL RATE	MONTHLY RATE
August 1, 2010 to July 31, 2011	$100, 199.00 plus HST and property taxes	$8349.92 plus HST and property taxes
August 1, 2011 to July 31, 2012	$100, 199.00 plus HST and property taxes	$8349.92 plus HST and property taxes
August 1, 2012 to July 31, 2013	$100, 199.00 plus HST and property taxes	$8349.92 plus HST and property taxes

Dated this 13 day of APRIL, 2010.

D & R TECHNOLOGY INC.

STENVI STEEL CO. LTD.